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                                 April 20. 2000

Board of Trustees
Equitrust Variable Insurance Series Fund
5400 University Avenue
West Des Moines, Iowa 50266

     RE: EQUITRUST VARIABLE INSURANCE SERIES FUND
         FILE NO. 33-12791
         ----------------------------------------

Trustees:

     We hereby consent to the reference to our name as legal counsel in the Prospectus and the Statement of Additional Information, filed as part of the Post-Effective Amendment No. 18 to the Form N-1A registration statement for the Equitrust Variable Insurance Series Fund. In giving this consent, we do not admit that we are in the category of persons whose consent is required under
Section 7 of the Securities Act of 1933.

                                        Very truly yours,


                                        SUTHERLAND ASBILL & BRENNAN LLP

                                        By: /s/David S. Goldstein
                                            ---------------------------
                                                 David S. Goldstein